Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cott Corporation of our report dated February 28, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cott Corporation’s Annual Report on Form 10-K for the year ended December 30, 2017.

/s/ PricewaterhouseCoopers LLP

Certified Public Accountants

Tampa, Florida

May 9, 2018